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                                                                     Exhibit 5.1
                    [LETTERHEAD OF HILTON HOTELS CORPORATION]

                               November 25, 1997


Hilton Hotels Corporation
9336 Civic Center Drive
Beverly Hills, CA  90210

      Re:  Registration on Form S-8 of Hilton Hotels Corporation (the "Company")
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Ladies & Gentlemen:

      I am the Vice President and Corporate Secretary of Hilton Hotels Corporation, a Delaware corporation, and am rendering this opinion in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 200,000 shares (the "Shares") of Common Stock, $2.50 par value of the Company (the "Common Stock"), to be issued pursuant to the Company's 1997 Independent Director Stock Option Plan (the "Plan"). I have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Plan and the Common Stock to be issued pursuant to and in accordance with the Plan.

      Based upon such examination and upon such matters of the fact and law as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

      I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,



                                   /s/ CHERYL L. MARSH
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                                   Cheryl L. Marsh, Esq.
                                   Vice President and Corporate Secretary